SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2002

Gen-Probe Incorporated
 (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-49834 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)

10210 Genetic Center Drive
San Diego, CA 92121
(Address of Principal Executive Offices)

(858) 410-8000
(Registrant’s telephone number, including area code)

Item 5. Other Events
SIGNATURE

     This Current Report on Form 8-K is filed by Gen-Probe Incorporated, a Delaware corporation (“Gen-Probe” or the “Company”), in connection with the matters described herein.

Item 5. Other Events

     On September 9, 2002, Gen-Probe expanded the size of its Board of Directors to six members and added two new members to fill the vacancies created. The two new directors, Gerald D. Laubach, Ph.D. and Brian A. McNamee, M.B., joined Raymond V. Dittamore, Kiyoshi Kurokawa, M.D., MACP, Henry L. Nordhoff and Abraham D. Sofaer, who were previously elected to the Board and who were described in the Information Statement dated September 2, 2002 that formed a part of the Company’s Registration Statement on Form 10. The Board, as currently constituted, will continue as the Board following the distribution by Chugai Pharmaceutical Co., Ltd. (“Chugai”) of all the outstanding shares of Gen-Probe’s common stock to the holders of Chugai’s common stock, which is expected to occur on September 15, 2002. The following is information on each member of the Board:

     Raymond V. Dittamore. Mr. Dittamore is a retired audit partner with the international accounting firm of Ernst &Young LLP. Mr. Dittamore retired as a partner of Ernst &Young in 2001 after 35 years of service with the firm, including 14 years as the managing partner of the firm’s San Diego office. His practice in San Diego focused on companies in the life sciences industry, and he was a collaborative editor for Ernst &Young’s annual biotechnology report. Mr. Dittamore is a member of the board of directors and chairman of the audit committee of Invitrogen Corporation. Mr. Dittamore received a B.A. in accounting from San Diego State University. Mr. Dittamore is 59 years old.

     Kiyoshi Kurokawa, M.D., MACP. Dr. Kurokawa is the Director of the Institute of Medical Sciences at Tokai University in Japan. He is also the Vice President of the Science Council of Japan; the President of the International Congress of Internal Medicine; Dean and Professor of Medicine Tokai University School of Medicine; and Professor Emeritus, University of Tokyo. He has been a Master of the American College of Physicians since 1996 and is a member of the American Society for Clinical Investigation, the Association of American Physicians, the Institute of Medicine of the National Academies of Science. He previously served as President of the International Society of Nephrology from 1997 to 1999, President of the Japanese Society of Internal Medicine from 1995 to 1996 and in a number of positions with the Japanese Society of Nephrology from 1990 to 1999, most recently as Chairman. Dr. Kurokawa received his M.D. degree from the University of Tokyo Faculty of Medicine in 1962. Dr. Kurokawa is 65 years old.

     Gerald D. Laubach, Ph.D. Dr. Laubach was President of Pfizer, Inc. from 1972 to 1990. Dr. Laubach is a research chemist by training and served as a laboratory scientist in his early years at Pfizer. He is a member of the Institute of Medicine and formerly served as chair of the IOM Committee on Technological Innovation in Medicine and as a member of the IOM Council on Health Care Technology. He is also a member of the National Academy of Engineering and is a Senior Trustee of the Carnegie Institution of Washington. Dr. Laubach holds a B.A. from the University of Pennsylvania and a Ph.D. in organic chemistry from the Massachusetts Institute of Technology. Dr. Laubach is 76 years old.

     Brian A. McNamee, M.B. Dr. McNamee has been the Chief Executive and Manager Director of CSL Ltd. since 1990 and President of CSL US Inc. since June 2000. CSL is a leading biopharmaceutical company in Australia with significant activities in human plasma, vaccines and cell culture. Prior to joining CSL, Dr. McNamee was Managing Director of a start up biotechnology company, Pacific Biotechnology Limited, in Sydney and General Manager of Faulding Product Divisions, F.H. Faulding & Co Limited in Adelaide. Dr. McNamee obtained his medical degree from the University of Melbourne. Dr. McNamee is 45 years old.

     Henry L. Nordhoff. Mr. Nordhoff joined Gen-Probe in July 1994 as President and Chief Executive Officer. Prior to joining Gen-Probe, he was President and Chief Executive Officer of TargeTech, Inc., a gene therapy company that was merged into the Immune Response Corporation. Most of Mr. Nordhoff’s career was spent at Pfizer, Inc. in senior positions in Brussels, Seoul, Tokyo and New York. He received a B.A. in international relations and political economy from Johns Hopkins University and an M.B.A. from Columbia University. Mr. Nordhoff is 60 years old.

     Abraham D. Sofaer. Since 1994, Mr. Sofaer has been the George P. Schultz Distinguished Scholar and Senior Fellow, The Hoover Institution, Stanford University. He previously served as a United States District Judge for the Southern District of New York, as the senior Legal Adviser for the United States Department of State, as a Professor at Columbia University School of Law, and as a partner in the New York law firm of Hughes, Hubbard & Reed. He received a B.A. in history from Yeshiva College and an LL.B. from New York University School of Law. Mr. Sofaer is 64 years old.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2002	GEN-PROBE INCORPORATED

	By:	/s/ R. William Bowen

R. William Bowen Vice President, General Counsel and Secretary